UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 11, 2009

STAAR Surgical Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-11634 (Commission File Number)	95-3797439 (I.R.S. Employer Identification No.)

1911 Walker Ave, Monrovia, California (Address of principal executive offices)		91016 (Zip Code)

Registrant’s telephone number, including area code: 626-303-7902

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Submission of Matters to a Vote of Security Holders

a.
The annual meeting of the stockholders of the Company (the “Annual Meeting”) was held on June  11, 2009.  30,103,450 shares of common stock were outstanding on the record date for the Annual Meeting (April 24, 2009) and entitled to vote at the Annual Meeting.

b.
At the Annual Meeting each of the six nominated candidates for director was re-elected to serve until the annual meeting of stockholders in 2010 and until his successor is duly elected and qualified.  The vote was as follows:

	Number of Shares
	For	Withheld
Don Bailey	26,265,594	1,303,611
Barry Caldwell	27,253,525	315,680
David Bailey	20,473,453	7,095,752
Donald Duffy	26,837,830	731,375
John C. Moore	25,533,845	2,035,360
David Morrison	27,136,298	432,907

c.
At the Annual Meeting, a proposal to ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2010 approved by the stockholders. The vote was as follows:

Number of Shares
For	Against	Abstain
27,446,853	120,555	1,795

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 17, 2009	STAAR Surgical Company

	By:	/s/ Barry Caldwell
Barry Caldwell
President and Chief Executive Officer